Exhibit 99.1

Contact:	Ray Harlin
Chief Financial Officer
423-510-3323

U.S. XPRESS ENTERPRISES, INC.
ANNOUNCES AGREEMENT TO SELL AIRPORT-TO-AIRPORT OPERATIONS
TO FORWARD AIR CORPORATION

                CHATTANOOGA, Tenn. (May 31, 2005) - U.S. Xpress Enterprises, Inc. (NASDAQ:XPRSA) announced today that it has agreed to exit its airport-to-airport operations conducted through its Xpress Global Systems ("XGS") subsidiary and to sell the customer list to Forward Air Corporation (NASDAQ:FWRD).

The parties signed a definitive asset purchase agreement on May 27. Under the agreement, XGS will exit the airport-to-airport operations and convey its customer list and a noncompete agreement to Forward Air in exchange for $12.75 million in cash. The transaction is expected to close today. Following the transaction, XGS will continue to provide transportation, warehousing, and distribution services to the floorcovering industry and pooled distribution services to commercial accounts through its network of terminal locations in North America.

In connection with exiting the airport-to-airport operations, XGS will incur costs related to the shutdown of certain facilities, including employee severance, the write-off of certain intangible assets, and losses related to the disposal and liquidation of certain assets of the airport-to-airport operations. The Company currently estimates that it will incur a one-time (pre-tax) charge, net of proceeds from this transaction, in the range of $2.0 to $3.5 million in connection with this transaction and the exiting of the airport-to-airport operations. For the year ended December 31, 2004, the airport-to-airport operations generated revenue of approximately $57.0 million, or approximately 5% of 2004 consolidated revenues of U.S. Xpress Enterprises, Inc.

The Company currently estimates that approximately $13.0 million in cash will be generated from the transaction and liquidation and disposal of the airport-to-airport assets after satisfaction of related liabilities and shutdown expenses. Such amount will be used to repay outstanding indebtedness.

U.S. Xpress Enterprises, Inc. is the fifth largest publicly owned truckload carrier in the United States, measured by revenue. The Company provides dedicated, regional, and expedited team truckload services throughout North America, with regional capabilities in the West, Midwest, and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload industry and is a leader in providing expedited intermodal rail services. Xpress Global Systems, Inc., a wholly owned subsidiary, is a provider of transportation, warehousing, and distribution services to the floorcovering industry and before the closing of the transaction discussed herein has provided airport-to-airport transportation services to the airfreight and airfreight forwarding industries through a network of 81 locations in North America. The Company participates in logistics services through its joint ownership of Transplace, an Internet-based global transportation logistics company. Additionally, U.S. Xpress has a 49% equity ownership interest in Arnold Transportation Services, Inc., which provides regional, dedicated, and medium length of haul services with a fleet of approximately 1,500 trucks. U.S. Xpress also has a 41% interest in Total Transportation of Mississippi and affiliated companies, a truckload carrier that provides medium length of haul and dedicated dry van service primarily in the eastern United States. Please visit the Company's website at www.usxpress.com.

This press release contains certain statements that may be considered "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance. In this press release, these statements include, without limitation, statements relating to: the anticipated closing of the transaction; the amount of expected net proceeds and the use of proceeds to repay debt; the costs associated with exiting the business and the amount of the associated charge; the expectation that XGS will be profitable in future periods excluding the effects of the charge and exit costs; and the expectation that the transaction will be favorable for the Company. These statements are subject to a number of risks that could cause our results to differ from those that are expected or that may be expressed in forward-looking statements, including but not limited to the following: the risk that the transaction does not close for unforeseen reasons; the risk that the net proceeds are less than expected and that the proceeds are used for purposes other than repayment of debt; and the risk that XGS is not profitable without the airport-to-airport business because we have underestimated the contribution of that business. In addition, we face a number of general risks that may impact future results at both XGS and our truckload business and may cause actual results to vary from those that are expected and the perception of whether the transaction is positive for the company. These risks include, without limitation: the risk that a seasonal upturn in freight volumes and pricing does not occur; the risk that we will be unable to obtain the level of rate increases that we expect regardless of increased freight volumes; the risk that our perception of industry fundamentals is incorrect; the risk that the actions we have taken to increase margins and reduce costs in our Xpress Global segment will not be effective; further increases in the compensation of or difficulty in attracting and retaining qualified drivers and independent contractors; further fluctuations in the price or availability of diesel fuel or in surcharge collection; recessionary economic cycles and downturns in customers' business cycles; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; strikes, work slow downs, or work stoppages at our facilities or at customers, ports, or other shipping related facilities; increases in interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers and new emissions control regulations; our ability to execute our business strategy; our ability to grow our revenue at historical rates; the loss of one of our senior officers; our ability to finance revenue equipment purchases and other capital requirements, and to do so on acceptable terms; the risk that our substantial indebtedness and operating lease obligations could adversely impact our ability to respond to changes in our industry or business, or that we could be unable to comply with the restrictive and financial covenants contained therein; the risk that railroad service instability could increase our costs and reduce our ability to offer expedited intermodal rail service; and our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with our various disclosures in filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.